EXHIBIT 10.14

CANCELLATION AGREEMENT

This Cancellation Agreement (the “Agreement”) is entered into effective August 1, 2012 (the “Effective Date”) by and between SearchCore Inc., a Nevada corporation (the “Company”) and Douglas Francis, an individual (“Francis”). Each of the Company and Francis may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Employment Agreement executed on or about August 1, 2011 (the “Employment Agreement”), Francis was employed as the President of the Company and received certain compensation for his services (the “Employment Agreement”);

WHEREAS, the Parties desire to terminate the Employment Agreement and enter new agreements pursuant to a Global Securities Purchase and Resignation Agreement of even date herewith (the “Global Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. As consideration under the Global Agreement, the Parties hereby cancel the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Company”

SearchCore, Inc.,
a Nevada corporation

/s/ James Pakulis	/s/ Douglas Francis
By: James Pakulis	Douglas Francis, an individual
Its: Chief Executive Officer